Exhibit 21.1
Subsidiaries of Progress Software Corporation

Jurisdiction	Name
North America
California	Savvion, Inc.
Canada	Progress Software Corporation of Canada Ltd.
Canada	MarkLogic Canada Ltd.
Delaware	Progress Software International LLC
Delaware	Progress Software Global Corporation
Delaware	Progress Software Denmark A/S
Delaware	Progress Software Germany GmbH
Delaware	MarkLogic Corporation
Delaware	Smartlogic Semaphore, Inc.

EMEA
Austria	Progress Software GesmbH
Belgium	Progress Software NV
Bulgaria	Progress Software EAD
Bulgaria	Trident Acquisition EAD
Czech Republic	Flowmon Networks, A.S.
Denmark	Progress Software A/S
Finland	Progress Software Oy
France	Progress Software S.A.S.
France	MarkLogic France S.A.S.
Germany	Progress Software GmbH
Germany	MarkLogic GmbH
Ireland	Progress Software Technologies Limited
Ireland	SPK Acquisitions Limited
Italy	Progress Software Italy S.r.l.
Netherlands	Progress Software B.V.
Netherlands	Progress Software Europe B.V.
Netherlands	MarkLogic B.V.
Norway	Progress Software A/S
Poland	Progress Software Sp. z.o o.
South Africa	Progress Software (Pty) Ltd
Spain	Progress Software S.L.U.
Spain	Smartlogic Semaphore SL
Sweden	Progress Software Svenska AB
Switzerland	Progress Software AG
United Kingdom	Trident Acquisition Limited
United Kingdom	Progress Software Limited
United Kingdom	MarkLogic (UK) Limited
United Kingdom	Smartlogic Holdings Limited
United Kingdom	Smartlogic Semaphore Limited
United Kingdom	Smartlogic Schemaserver Limited

Latin America
Brazil	Progress Software do Brasil Ltda.

Asia Pacific
Australia	Progress Software Pty. Ltd.
Australia	MarkLogic Australia Pty. Ltd.
China	Progress (Shanghai) Software System Company Limited
Hong Kong	Progress Software Corporation Limited
India	Progress Software Development Private Limited
India	Progress Software Solutions India Private Limited
India	Kemp Technologies India Private Limited
Japan	Progress Software Japan KK
Philippines	MarkLogic Philippines Corp
Singapore	Progress Software Corporation (S) Pte. Ltd.
Singapore	MarkLogic Singapore Pte. Ltd.